UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2020

RW Holdings NNN REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3090 Bristol Street, Suite 550, Costa Mesa, California 92626
(Address of principal executive offices)
(Zip Code)

(855) 742-4862
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2020, RW Holdings NNN REIT, Inc. (the “Registrant”), RW Holdings NNN REIT Operating Partnership, LP (“NNN REIT OP”) and certain other subsidiaries of the Registrant amended their Loan and Security Agreement with Pacific Mercantile Bank dated December 19, 2019 (the “Loan Agreement”) to extend the maturity date of $6,940,000 in loans from March 31, 2020 to July 31, 2020, and to extend the maturity date of $3,060,000 in loans from May 4, 2020 to August 31, 2020. As a result of the amendment, a temporary moratorium on new borrowings under the Loan Agreement is in place until October 1, 2020.  In addition, the entering into of the amendment is deemed a “trigger event” under the Loan Agreement and, accordingly, the guaranty, payment and indemnification obligations under the Loan Agreement are now effective; however, if the two loans referenced herein are paid in full in accordance with the amendment, then the trigger event will be deemed cured.

The material terms of the amendments to the Loan Agreement are qualified in their entirety by the First Amendment to Loan Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	First Amendment to Loan Agreement dated March 13, 2020 between Pacific Mercantile Bank and the Registrant, NNN REIT OP, Rich Uncles NNN LP, LLC, Katana Merger Sub, LP, and Modiv, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC.
(Registrant)

Dated: March 17, 2020	By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer